UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2018

ENBRIDGE INC.
(Exact Name of Registrant as Specified in Charter)

CANADA	001-15254	NONE
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200, 425 – 1st Street S.W. Calgary, Alberta, Canada T2P 3L8
(Address of Principal Executive Offices) (Zip Code)
1-403-231-3900
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 5, 2016, Spectra Energy Corp ("Spectra") and Enbridge Inc. (the "Company") entered into an Agreement and Plan of Merger pursuant to which the Company, through its subsidiary Sand Merger Sub, Inc. ("Merger Sub"), would acquire all of the outstanding Spectra stock in a stock-for-stock merger transaction, which valued Spectra's stock at approximately US$28 billion. Prior to the consummation of the merger on February 27, 2017, purported stockholders of Spectra filed six putative class action lawsuits that challenged the proposed merger with the Company. The lawsuits were filed in the United States District Court for the Southern District of Texas and, with respect to one of the lawsuits, in the Court of Chancery for the State of Delaware. The lawsuits alleged, among other things, that Spectra and its board of directors breached their fiduciary duties (in the Delaware lawsuit) and violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder (in the Southern District of Texas lawsuits), as applicable, by issuing or causing to be issued an allegedly materially misleading and incomplete preliminary proxy statement in connection with the proposed merger. The Company and Merger Sub are also named as defendants in the Delaware lawsuit, and the Delaware complaint alleges, among other things, that the Company and Merger Sub aided and abetted Spectra's board of directors' alleged breach of fiduciary duties. Plaintiffs in all actions sought as relief, among other things, an injunction against the merger, rescission of the merger to the extent it is already implemented, declaratory relief, costs and attorneys' fees, and/or damages. The cases in Texas were voluntarily dismissed without prejudice by the plaintiffs. On May 31, 2017, the parties stipulated to dismiss the Delaware action with prejudice as to the named plaintiff. The Court retained jurisdiction solely for the purpose of adjudicating plaintiff's counsel's anticipated application for an award of attorneys' fees and reimbursement of expenses in connection with certain supplemental disclosures. The Company subsequently agreed to pay US$175,000 to plaintiff's counsel for attorneys' fees and reimbursement of expenses in full satisfaction of their claim for attorneys' fees and expenses in the action. The Court has not been asked to review, and will pass no judgment on, the payment of the attorneys' fees and expenses or their reasonableness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE INC.
(Registrant)

Date: January 30, 2018	By:	/s/ TYLER W. ROBINSON
Tyler W. Robinson Vice President & Corporate Secretary (Duly Authorized Officer)